SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

COMMONWEALTH TELEPHONE ENTERPRISES, INC. (Name of Registrant as Specified in Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:
  Aggregate number of securities to which transaction applies:
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  Proposed maximum aggregate value of transaction:
  Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
Amount previously paid: Form, Schedule or Registration Statement No.: Filing Party: Date Filed:

INFORMATION REGARDING PARTICIPANTS

               Commonwealth Telephone Enterprises, Inc. (“CTE”), its directors, executive officers and other members of its management and employees may be soliciting proxies from shareholders in connection with the annual shareholders’ meeting under the rules of the Commission. Information about persons who may be considered participants in the solicitation of proxies, including their beneficial ownership of CTE Common Stock and CTE Class B Common Stock as of March 24, 2003 is set forth below. Investors may obtain additional information about the directors and executive officers of CTE and a description of their interests by reading CTE’s proxy statement for the annual shareholders’ meeting when it becomes available.

Name of Beneficial Owner	Number of Shares of CTE Common Stock Beneficially Owned(1)	Number of Shares of CTE Class B Common Stock Beneficially Owned

Donald P. Cawley (2)(6)	87,075	—
James Q. Crowe (3)(12)	23,629	—
James DePolo (4)	158,227	—
Raymond J. Dobe, Jr. (5)	32,516	—
Frank M. Henry (3)	47,910	15,398
Richard R. Jaros (3)(12)	11,886	—
Daniel E. Knowles (7)	12,484	—
Michael J. Mahoney (6)(8)	178,036	—
David C. McCourt (6)(12)	15,551	—
David C. Mitchell (3)	13,645	—
Eugene Roth (9)	1,049	3,999
James Samaha (10)	26,759	—
Walter Scott, Jr. (3)(12)	117,062	—
David G. Weselcouch(11)	58,407	—
John J. Whyte (3)	11,680	—

__________
* None of the foregoing participants individually beneficially owns in excess of 1% of the CTE Combined Common Equity. Each of the foregoing participants has investment and voting power over the shares listed opposite his name except as set forth in the footnotes hereto.

(1)	Includes vested matching share units and participants’ contributions under the CTE Executive Stock Purchase Plan (further described below) at March 24, 2003. Does not include shares of CTE Common Stock issuable on conversion of CTE Class B Common Stock.
(2)	Includes options to purchase 51,005 shares of CTE Common Stock exercisable within 60 days after March 24, 2003.
(3)	Includes options to purchase 10,000 shares of CTE Common Stock exercisable within 60 days after March 24, 2003.
(4)	Includes options to purchase 122,000 shares of CTE Common Stock exercisable within 60 days after March 24, 2003.
(5)	Includes options to purchase 12,400 shares of CTE Common Stock exercisable within 60 days after March 24, 2003.
(6)	Under the CTE Executive Stock Purchase Plan (“ESPP”), participants who defer current compensation are credited with “Share Units” with a value equal to the amount of the deferred pretax compensation. The value of a Share Unit is based on the value of a share of CTE Common Stock. The Company also credits each participant’s matching account under the ESPP with 100 percent of the number of Share Units credited based on the participant’s elective contributions. Share Units credited to participants’ elective contribution accounts are fully and immediately vested. Share Units credited to participants’ matching accounts generally vest on the third anniversary of the date they are credited, subject to continued employment. Share Units credited to a participant’s matching account become fully vested on a change in control of the Company, or on the participant’s death or disability while actively employed. The Company has established a grantor trust to hold CTE Common Stock corresponding to the number of Share Units credited to participants’ accounts in the ESPP. Participants do not have the right to vote Share Units, provided that the Company may, but is not required to, make arrangements for participants to direct the trustee of the grantor trust as to how to vote the Share Units. The table below shows with respect to each named participant, Share Units relating to the CTE Common Stock acquired by each such participant in lieu of current compensation and the vested Share Units credited to the ESPP account of each such participant as of March 24, 2003 including matching share units scheduled to vest within 60 days thereafter:

Total Shares Acquired
and Vested Restricted
Name	Matching Shares
Michael J. Mahoney	14,468
Donald P. Cawley	8,179
Raymond J. Dobe, Jr	4,462
James Samaha	5,882
David G. Weselcouch	4,499

Additionally, David C. McCourt is the beneficial owner of 15,551 shares of CTE Common Stock and Mr. Mahoney is the beneficial owner of 9,068 shares of CTE Common Stock through the RCN Corporation Executive Stock Purchase Plan.
(7)	Includes options to purchase 8,000 shares of CTE Common Stock exercisable within 60 days of March 24, 2003
(8)	Includes options to purchase 152,000 shares of CTE Common Stock exercisable within 60 days after March 24, 2003.
(9)	Share ownership also includes Mr. Roth’s proportionate interest of shares and vested options owned by the firm of Rosenn, Jenkins & Greenwald, L.L.P. Mr. Roth is a Senior Partner of the firm.
(10)	Includes options to purchase 10,400 shares of CTE Common Stock exercisable within 60 days after March 24, 2003.
(11)	Includes options to purchase 33,600 shares of CTE Common Stock exercisable within 60 days after March 24, 2003.
(12)	Does not include 1,017,0161 shares of CTE Class B Common Stock beneficially owned by Eldorado Equity Holdings, Inc. (“Eldorado”), an indirect subsidiary of Level 3 Communications, Inc. (“Level 3”). As an officer, Director or shareholder of Level 3, Eldorado or a subsidiary of Level 3 that is a parent of Eldorado, this person may be deemed to beneficially own all of the shares of CTE Class B Common Stock beneficially owned by Eldorado.

Additional Information and Where to Find It

In connection with the annual shareholders’ meeting, a proxy statement will be mailed to security holders of CTE, and CTE will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available), and any other documents filed by CTE with the Commission, may be obtained free of charge at the Commission’s web site at www.sec.gov . In addition, investors and security holders may obtain free copies of the proxy statement and the other documents filed by CTE with the Commission by writing to us at Investor Relations Department, Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612-9774, Attn: David G. Weselcouch, e-mail: dwes@epix.net; (570) 631-2700.

3